EXHIBIT 17(b)
                                   Proxy Card


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                          KEYSTONE TEXAS TAX FREE FUND
                   A Portfolio of Keystone State Tax Free Fund


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1996




         The undersigned, revoking all Proxies heretofore given, hereby appoints Albert H. Elfner, III, Rosemary D. Van Antwerp, and James M. Wall or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Keystone Texas Tax Free Fund (the "Texas Fund") that the undersigned is entitled to vote at the special meeting of shareholders of the Texas Fund to be held at 3:00 p.m. on Tuesday, April 30, 1996 at the offices of Keystone Investment Management Company, 26th Floor, 200 Berkeley Street, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present, as follows:


         To approve an Agreement and Plan of Reorganization whereby Keystone Tax Free Income Fund ("KTFIF") will (i) acquire substantially all of the assets of the Texas Fund in exchange for Shares of KTFIF; and (ii) assume the liabilities of the Texas Fund, as substantially described in the accompanying
Prospectus/Proxy Statement.


[ ] FOR                [ ] AGAINST                  [  ] ABSTAIN


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PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE KEYSTONE STATE TAX
FREE FUND.

THE BOARD OF TRUSTEES OF THE KEYSTONE STATE TAX FREE FUND RECOMMENDS A VOTE FOR THE PROPOSAL.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

THE PROXIES ARE AUTHORIZED IN THEIR DISCRETION TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.



                                   NOTE: PLEASE SIGN EXACTLY AS YOUR
                                   NAME(S) APPEAR ON THIS CARD.


                                   Dated: ____________________, 199__


                                   Signature(s):_______________________________


                                   Signature (of joint
                                     owner, if any):___________________________



NOTE: When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name and your name. Joint owners should each sign this proxy. Please sign, date and return.